EX-28.h.19

Nationwide Fund Distributors LLC

1000 Continental Drive, Suite 400

King of Prussia, PA 19406

            , 2013

Nationwide Variable Insurance Trust

1000 Continental Drive, Suite 400

King of Prussia, Pennsylvania 19406

Re: 12b-1 Fee Waiver

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Nationwide Fund Distributors LLC (the “Distributor”) agrees that, with respect to each of the NVIT Cardinal Protected Growth Fund and NVIT Cardinal Protected Growth & Income Fund (collectively, the “Funds”), which are series of Nationwide Variable Insurance Trust, the Distributor shall waive a portion of the Rule 12b-1 fees for the Class II Shares of the Funds in an amount equal to 0.05%, for the period from the date of this Agreement through April 30, 2014. The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Nationwide Fund Distributors LLC

By:
Name: Lee T. Cummings
Title: Senior Vice President

Your signature below acknowledges

acceptance of this Agreement:

Nationwide Variable Insurance Trust

By:
Name: Allan J. Oster
Title: Assistant Secretary